                           UNIVERSAL OUTDOOR HOLDINGS, INC.
                                VOTING TRUST AGREEMENT


    THIS VOTING TRUST AGREEMENT is made ___________, 1996, among UNIVERSAL OUTDOOR HOLDINGS, INC., a Delaware corporation, hereinafter called the "Company", WILLIAM H. SMITH, who has executed this agreement as a stockholder of the Company, hereinafter called the "Stockholder", and DANIEL L. SIMON, and his successors in trust, hereinafter called the "Trustee";

                                     WITNESSETH:

    WHEREAS, the parties hereto deem it necessary and advisable, and for their best interests, in order to secure their investment and to effect continuity and stability of policy and management of the Company, that the Stockholder deposit his shares of the common capital stock of the Company with the Trustee; and

    WHEREAS, the Stockholder has agreed upon the person to be designated as the Trustee, and upon the form of this agreement; and

    WHEREAS, the Trustee has consented to act under this agreement for the purposes herein provided in consideration of the irrevocable deposit of the shares hereunder;

    NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

    1.   AGREEMENT.

         Copies of this agreement, and of every agreement supplemental hereto or amendatory hereof, shall be filed in the principal office of the Company, and shall be open to the inspection of any stockholder of the Company, or any beneficiary of the trust under this agreement, daily during business hours. All voting trust certificates issued hereunder shall be issued, received, and held subject to all the terms of this agreement.

    2.   TRANSFER OF STOCK TO TRUSTEE.

         2.1 DEPOSIT OF CAPITAL STOCK. The Stockholder shall deposit with the Trustee certificates for all capital stock of the Company as set forth after his signature to this agreement or in the future owned by the Stockholder. Only stock of the Company having general voting powers or convertible into stock having general voting powers, as provided in the Certificate of Incorporation, shall be deposited hereunder. In addition to the stock of the Company deposited hereunder, the Stockholder shall also deposit any shares of voting capital stock of the Company paid as a stock dividend or stock split on any shares deposited hereunder, and any shares of voting capital stock of any other corporation paid as a dividend or distribution, including a distribution in complete or partial liquidation, on shares of stock of the Company deposited hereunder. All such stock certificates shall be made out in the name of the Trustee, or so endorsed, or accompanied by such instruments of transfer as to enable the Trustee to cause such certificates to be transferred into the name of the Trustee. On receipt by the Trustee of the certificates for any such shares of capital stock and the transfer of the same into the name of the Trustee, the Trustee shall hold the same subject to the terms of this agreement, and shall thereupon issue and deliver to the Stockholder voting trust certificates for the capital stock respectively deposited by them.

         2.2 ISSUE OF STOCK CERTIFICATES TO TRUSTEE. All certificates for capital stock of the Company transferred and delivered to the Trustee pursuant to this agreement shall be surrendered by the Trustee to the Company and canceled, and new certificates therefor shall be issued to and held by the Trustee in the name of "Daniel L. Simon as Voting Trustee under Voting Trust Agreement dated __________, 1996."

    3.   VOTING TRUST CERTIFICATES.

         3.1 FORM. The voting trust certificates to be issued and delivered by the Trustee in respect of the capital stock of the Company deposited hereunder shall be in substantially the form of Exhibit A attached hereto and made a part hereof.

         3.2 TRANSFER OF CERTIFICATES. The voting trust certificates shall be transferable at the principal office of the Company, on the books of the Trustee, by the registered owner thereof, either in person or by attorney thereto duly authorized, upon surrender thereof; and the Trustee may treat the registered holder as owner thereof for all purposes whatsoever, but he shall not be required to deliver stock certificates hereunder without the surrender of such voting trust certificates.

         3.3 LOST, STOLEN OR DESTROYED CERTIFICATES. If a voting trust certificate is lost, stolen, mutilated, or destroyed, the Trustee, in his discretion, may issue a duplicate of such certificate upon receipt of: (a) evidence of such fact satisfactory to him; (b) indemnity satisfactory to him;
(c) the existing certificate, if mutilated; and (d) his reasonable fees and expenses in connection with the issuance of a new trust certificate. The Trustee shall not be required to recognize any transfer of a voting trust certificate not made in accordance with the provisions hereof, unless the person claiming such ownership shall have produced indicia of title satisfactory to the Trustee, and shall in addition have deposited with the Trustee indemnity satisfactory to him.

    4.   TERMINATION PROCEDURE.

         4.1 NOTICE. Upon the termination of this agreement at any time, as herein provided, the Trustee, at such time as he may choose during the period commencing ten (10) days before and ending ten (10) days after such termination, shall mail written notice of such termination to the registered owners of the voting trust certificates, at the addresses appearing on the transfer books of the Trustee. From the date specified in any such notice (which date shall be fixed by the Trustee), the voting trust certificates shall cease to have any effect, and the holders of such voting trust certificates shall have no further rights under this agreement other than to receive certificates for shares of stock of the Company or other property distributable under the terms hereof and upon the surrender of such voting trust certificates.

         4.2 DELIVERY OF STOCK CERTIFICATES. Within ten (10) days after the termination of this agreement, the Trustee shall deliver, to the registered holders of all voting trust certificates, certificates for the number of shares of the capital stock of the Company represented thereby upon the surrender to the Trustee of the voting trust certificates, such delivery to be made in each case at the office of the Company.

         4.3 DEPOSIT WITH COMPANY. At any time subsequent to ten (10) days after the termination of this agreement, the Trustee may deposit with the Company stock certificates representing the number of shares of capital stock represented by the voting trust certificates then outstanding, with authority in writing to the Company to deliver such stock certificates in exchange for voting trust certificates representing a like number of shares of the capital stock of the Company; and upon such deposit all further liability of the Trustee for the delivery of such stock certificates and the delivery or payment of dividends upon surrender of the voting trust certificates shall cease, and the Trustee shall not be required to take any further action hereunder.

    5.   DIVIDENDS.

         5.1 CASH DIVIDENDS. Prior to the termination of this agreement, the holder of each voting trust certificate shall be entitled to receive payments equal to the cash dividends, if any, received by the Trustee upon a like number and class of shares of capital stock of the Company as is called for by such voting trust certificate.

         5.2 STOCK DIVIDENDS. If any dividend in respect of the stock deposited with the Trustee is paid, in whole or in part, in stock of the Company having general voting powers or convertible into stock having general voting powers, the Trustee shall receive such stock on behalf of the holder of the voting trust certificate pertaining thereto and shall likewise hold, subject to the terms of this agreement, the certificates for stock which are received by him on account of such dividend on behalf of such holder, and the holder of each voting trust certificate representing stock on which such stock dividend has been paid shall be entitled to receive a voting trust certificate issued under this agreement for the number of shares and class of stock received as such dividend with respect to the shares represented by such voting trust certificate.

         5.3 PERSONS ENTITLED TO DIVIDENDS. Holders entitled to receive the dividends discussed above shall be those registered as such on the transfer books of the Trustee at the close of business on the day fixed by the Company for the taking of a record to determine those holders of its stock entitled to receive such dividends.

         5.4 DIVIDENDS IN STOCK OF OTHER CORPORATIONS. If any shares of voting capital stock or convertible into stock having general voting powers of any corporation other than the Company are distributed, as a dividend or in partial or complete liquidation, upon any shares of capital stock of the Company deposited hereunder, then such shares shall be deposited hereunder, registered and held in the name of the Trustee on behalf of the Stockholder. The term "Company" as used herein shall include, in addition to the Company, the issuer of such other capital stock, and the holders of voting trust certificates shall be entitled to receive new voting trust certificates representing such shares, in substantially the form of Exhibit A attached hereto but with such changes, additions and deletions as the Trustee may, in his discretion, deem necessary or advisable in order to reflect the different issuer of such capital stock. In the event of the receipt and deposit of any such shares, the Trustee shall request the issuer to enter into this agreement as the "Company" hereunder. If the issuer refuses, declines or is unable to enter into this agreement, the validity hereof shall not be affected and this agreement shall continue in full force and effect with respect to the shares of capital stock of such issuer, unless otherwise provided by law, but the obligations and liabilities of such issuer as the "Company" hereunder shall be of no force or effect except for those obligations and liabilities as it may be required to undertake by law. In the event there is more than one class of security held hereunder, then any provision of this agreement which requires the vote, consent or approval of a percentage of the voting trust certificate holders shall require the same percentage of voting trust certificate holders representing each class of securities deposited hereunder.

         5.5 DIVIDENDS OTHER THAN CASH AND CAPITAL STOCK. If any dividend in respect of the stock deposited with the Trustee is paid other than in cash, in capital stock having general voting powers or convertible into stock having general voting powers, then the Trustee shall distribute the same among the holders of the voting trust certificates registered as such at the close of the business on the day fixed by the Company for taking a record to determine the holders of its stock entitled to receive such distribution. Such distribution shall be made to such holders of voting trust certificates ratably, in accordance with the number of shares represented by their respective voting trust certificates.

         5.6 CLOSING TRANSFER BOOKS. The transfer books of the Trustee may be closed temporarily by the Trustee for a period not exceeding 20 days preceding the date fixed for the payment or distribution of dividends or the distribution of assets or rights, or at any other time in the discretion of the Trustee. In lieu of providing for the closing of the books against the transfer of voting trust certificates, the Trustee may fix a date not exceeding 20 days preceding any date fixed by the Company for the payment or distribution of dividends, or for the distribution of assets or rights, as a record date for the determination of the holders of voting trust certificates entitled to receive such payment or distribution, and the holders of voting trust certificates of record at the close of business on such date shall exclusively be entitled to participate in such payments or distribution.

         5.7 DIVIDENDS MAY BE PAID DIRECTLY TO HOLDERS OF VOTING TRUST CERTIFICATES. In lieu of receiving cash dividends upon the capital stock of the Company and paying the same to the holders of voting trust certificates pursuant to the provisions of this agreement, the Trustee shall instruct the Company in writing to pay such dividends to the holders of the voting trust certificates. Upon receipt of such written instructions, the Company shall pay such dividends directly to the holders of the voting trust certificates. Upon such instructions being given by the Trustee to the Company, all liability of the Trustee with respect to such dividends shall cease.

    6.   SUBSCRIPTION RIGHTS.

         In case any stock or other securities of the Company are offered for subscription to the holders of capital stock of the Company deposited hereunder, the Trustee, promptly upon receipt of notice of such offer, shall mail a copy thereof to each of the holders of the voting trust certificates. Upon receipt by the Trustee at least five days prior to the last day fixed by the Company for subscription and payment, of a request from any such registered holder of voting trust certificates to subscribe in his or her behalf, accompanied with the sum of money required to pay for such stock or securities (not in excess of the amount subject to subscription in respect of the shares represented by the voting trust certificate held by such certificate holder), the Trustee shall make such subscription and payment, and upon receiving from the Company the certificates for shares or securities so subscribed for, shall issue to such holder a voting trust certificate in respect thereof if the same be stock having general voting powers or convertible into stock having general voting powers, but if the same be securities other than stock having general voting powers or convertible into stock having general voting powers, the Trustee shall mail or deliver such securities to the certificate holder in whose behalf the subscription was made, or may instruct the Company to make delivery directly to the certificate holder entitled thereto.

    7.   DISSOLUTION OF COMPANY.

         In the event of the dissolution or total or partial liquidation of the Company, whether voluntary or involuntary, the Trustee shall receive the moneys, securities, rights, or property to which the holders of the capital stock of the Company deposited hereunder are entitled and shall, subject to the provisions of paragraph 2.1, distribute the same among the registered holders of voting trust certificates in proportion to their interests, as shown by the books of the Trustee.

    8.   REORGANIZATION OF COMPANY.

         In case the Company is merged into or consolidated with another corporation, or all or substantially all of the assets of the Company are transferred to another corporation, then in connection with such transfer the term "Company" for all purposes of this agreement shall be taken to include such successor corporation, and the Trustee shall receive and hold under this agreement any stock of such successor corporation received on account of the ownership, as Trustee hereunder, of the stock held hereunder prior to such merger, consolidation, and transfer. Voting trust certificates issued and outstanding under this agreement at the time of such merger, consolidation, or transfer may remain outstanding, or the Trustee may, in his discretion, substitute for such voting trust certificates new voting trust certificates in appropriate form, and the terms "stock" and "capital stock" as used herein shall be taken to include any stock which may be received by the Trustee in lieu of all or any part of the capital stock of the Company.

    9.   THE TRUSTEE.

         9.1 POWER TO VOTE. Until the actual delivery to the holders of voting trust certificates issued hereunder of stock certificates in exchange therefor, and until the surrender of the voting trust certificates for cancellation, the Trustee shall have the right to exercise, in person or by nominees or proxies, all stockholder rights and powers in respect of all stock deposited hereunder, including the right to vote thereon and to take part in or consent to any corporate or stockholder action of any kind whatsoever, subject to the limitations set forth below in this Section 9.3. The right to vote shall include the right to vote for the election of directors, and in favor of or against any resolution or proposed action of any character whatsoever, which may be presented at any meeting or require the consent of Stockholder of the Company.

         9.2 DUTY OF TRUSTEE. In voting the stock held hereunder either in person or by nominee or proxy, the Trustee shall exercise his best judgment to select suitable directors of the Company, and in voting upon any matters that may come before any stockholders' meeting or be acted upon by the unanimous consent of the stockholders, but shall not be personally responsible with respect to any action taken pursuant to his vote so cast in any matter or act committed or omitted to be done under this agreement, provided such commission or omission does not amount to willful misconduct or gross negligence on his part. Stockholder acknowledges that Trustee is controlling stockholder, president and a director of the Company. Stockholder agrees that Trustee shall be permitted to vote the stock, subject to Section 9.1, as he deems appropriate even though Trustee is an interested director, officer or stockholder.

         9.3   RESIGNATION, DEATH AND SUCCESSOR TRUSTEES.

         a. RESIGNATION. Daniel L. Simon shall be the original Trustee hereunder ("Original Trustee"). The Original Trustee and any successor Trustee may at any time resign by mailing to the registered holders of voting trust certificates a written resignation, to take effect ten days thereafter or upon the prior acceptance thereof.

         b. SUCCESSOR TRUSTEES. Upon the death, resignation, failure, refusal or inability to act of the Original Trustee, then a Trustee or Trustees to serve hereunder shall be such as may have been designated by Daniel L. Simon, or as designated by his legal representative, unless he is deceased or mentally incompetent to do so, in which event the successor or successors shall be designated by the registered holders of voting trust certificates issued and outstanding representing a majority of the number of shares of stock outstanding in the name of the Trustee and shall be approved by the Board of Directors of the Company.

         9.4 POWERS OF SUCCESSOR TRUSTEES. Subject to the provisions of paragraph 9.4, the rights, powers, and privileges of the Trustee named hereunder shall be possessed by the successor Trustees, with the same effect as though such successors had originally been parties to this agreement. The word "Trustee," as used in this agreement, means the Original Trustee or any successor Trustee or Trustees acting hereunder, and shall include both the single and the plural number.

    10.  TERM

         10.1 IRREVOCABLE TRUST. This agreement and the trust created hereby is irrevocable, except as otherwise expressly provided herein. The holders of voting trust certificates issued hereunder shall have no power or right to terminate this agreement, or the trust created hereby, notwithstanding a unanimous desire to do so. The holders acknowledge that the agreement of the Trustee hereunder to act in such capacity is in consideration of the irrevocability of this agreement.

         10.2 TERMINATION BY TRUSTEE. This agreement shall continue in effect until ____________, 2006 (subject to extension as hereinafter set forth), but shall terminate at any time upon the execution and acknowledgment (as deeds for conveyance of real estate are required to be acknowledged under the laws of Delaware then in effect) by the Trustee hereunder of an instrument of termination, duly filed in the principal office of the Company.

         10.3 OPTIONAL TERMINATION BY VOTING TRUST CERTIFICATE HOLDERS. This agreement, and the trust created hereby, may be terminated, at the option of the holders of a majority of the voting trust certificates issued and outstanding, by written notice to the Trustee at any time on or after the Company becomes a publicly-held company. For purposes of this paragraph 10.3, the Company shall be considered a publicly-held company at any time when its Common Stock is subject to any reporting requirements (by statute, rule, or undertaking) of the Securities Exchange Act of 1934, or any comparable statutes then in effect.

         10.4 EXTENSION. At any time within two years prior to ___________, 2006, or at any time within two years prior to the time of expiration hereof as extended, one or more holders of voting trust certificates hereunder may, by agreement in writing and with the written consent of the Trustee, extend the duration of this agreement for an additional period not exceeding ten years. In the event of such extension, the Trustee shall, prior to the time of expiration of the original term, or as extended, as the case may be, file in the then principal office of the Company, a copy of such extension agreement, and of the consent thereto, and thereupon the duration of this voting trust agreement shall be extended for the period fixed by such extension agreement; provided, however, that no such extension agreement shall affect rights or obligations of persons not parties thereto.

    11. COMPENSATION AND REIMBURSEMENT OF TRUSTEE. The Trustee shall not be entitled to compensation for his services in administering and distributing the trust property, but he shall be entitled to, and the Stockholder agrees to pay the Trustee, reimbursement for his reasonable expenses. The Trustee shall have the right to incur and pay such reasonable expenses as he may deem necessary and proper for carrying this agreement into effect. Any such expenses incurred by and due to the Trustee may be deducted from the dividends or other moneys or property received by the Trustee on the stock deposited hereunder. Nothing herein contained shall disqualify the Trustee or successor Trustees, or incapacitate them from serving the Company or any of its subsidiaries, as officers or directors, or in any other capacities, and in any such capacities receiving compensation.

    12. INDEMNIFICATION. The Stockholder agrees to save harmless and indemnify the Trustee against and from any claim, demand, liability, loss, cost or expense, including reasonable attorneys' fees, sustained or incurred by the Trustee as a result of or arising from services performed or actions taken pursuant to this Voting Trust Agreement or arising in the course of the business activities of the Company, provided such claim, demand, liability, loss, cost or expense does not arise as a result of the willful misconduct or gross negligence of the Trustee.

    13.  NOTICE.

         13.1 METHOD OF GIVING NOTICE. Unless otherwise in this agreement specifically provided, any notice to or communication with the holders of the voting trust certificates hereunder shall be in writing and shall be deemed to have been given when delivered by personal delivery, by telegraph or telex, or by Federal Express or similar courier services or when deposited in the United States mail, registered or certified, return receipt requested, with postage prepaid, addressed to such holders at their respective addresses appearing on the transfer books of the Trustee. The addresses of the holders of voting trust certificates, as shown on the transfer books of the Trustee, shall in all cases be deemed to be the addresses of voting trust certificate holders for all purposes under this agreement, without regard to what other or different addresses the Trustee may have for any voting trust certificate holder on any other books or records of the Trustee. Every notice so given shall be effective, whether or not received, and the date of such delivery or mailing shall be the date such notice is deemed given for all purposes.

         13.2 NOTICE TO COMPANY. Any notice to the Company hereunder shall be in writing and shall be deemed to have been given when delivered in person to an officer of the Company or when deposited in the United States mail, registered or certified, return receipt requested, with postage prepaid, addressed as follows: Universal Outdoor Holdings, Inc., 321 North Clark Street, Suite 1010, Chicago, IL 60610, or to such other address as the Company may designate by notice in writing to the Trustee.

         13.3 NOTICE TO TRUSTEE. Any notice to the Trustee hereunder shall be in writing and shall be deemed to have been given when sent in any manner permitted under Section 13.1 above, addressed to the Trustee at the Company's principal office, or at such other addresses as may from time to time be furnished in writing to the Company by the Trustee.

         13.4 DISTRIBUTIONS. All distributions of cash, securities, or other property hereunder by the Trustee to the holders of voting trust certificates may be made, in the discretion of the Trustee, as the Trustee may deem advisable, in the same manner herein provided for the giving of notices to the holders of voting trust certificates.

    14. COUNTERPARTS. This Voting Trust Agreement may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all of which together will constitute one and the same agreement.

    IN WITNESS WHEREOF, the Company and the Trustee have signed and sealed this agreement, and the Stockholder has signed and sealed this agreement and has stated the number of shares of capital stock of the Company deposited by him.

                                  UNIVERSAL OUTDOOR HOLDINGS, INC.,
Attest:                           a Delaware corporation

                                  By:
- -------------------------            -----------------------------------------


                                     -----------------------------------------
                                     Daniel L. Simon, Trustee

NUMBER OF SHARES                     STOCKHOLDER:



                                     -----------------------------------------
                                     William H. Smith

NO. 1                                                              ______ Shares


                    Voting Trust Certificate for Capital Stock of
                           UNIVERSAL OUTDOOR HOLDINGS, INC.
                                A Delaware Corporation

    This certifies that William H. Smith or registered permitted assigns as provided in the Voting Trust Agreement dated _________, 1996 which is on file with the Company (as defined below) is entitled to all the benefits arising from the deposit with the Trustee under the Voting Trust Agreement hereinafter mentioned, of certificates for ___________ (______) shares of the capital stock of UNIVERSAL OUTDOOR HOLDINGS, INC., a Delaware corporation, hereinafter called the Company, as provided in such Trust Agreement and subject to the terms thereof. The registered holder hereof, or assigns, is entitled to receive payment equal to the amount of cash dividends, if any, declared and distributed upon the number of shares of capital stock of the Company in respect of which this certificate is issued. Dividends received by the Trustee in common or other stock of the Company and of other corporations having general voting powers or convertible into stock having general voting powers shall be payable in voting trust certificates, in form similar hereto. Until the Trustee shall have delivered the Stock held under such Trust Agreement to the holders of the trust certificates, or to the Company, as specified in such Trust Agreement, the Trustee shall possess and shall be entitled to exercise substantially all rights and powers of an absolute owner of such stock, including the right to vote thereon, and to execute consents in respect thereof, it being expressly stimulated that no voting right passes to the owner hereof, or his or her assigns, under this certificate or any agreement, except as specifically provided in such Trust Agreement.

    This certificate is issued, received, and held under, and the rights of the owner hereof are subject to, the terms of a Voting Trust Agreement dated __________, 1996, among the Company and Daniel L. Simon, as Trustee, and his successors in trust, and William H. Smith (copies of which Voting Trust Agreement, and of every agreement amending or supplementing the same, are on file in the principal office of the Company, and shall be open to the inspection of any stockholder of the Company, or any beneficiary of the trust under such agreement, daily during business hours), to all the provisions of which Voting Trust Agreement the holder of this certificate, by acceptance hereof assents, and by which he or she is bound with like effect as if such Voting Trust Agreement had been signed by him or her in person.

    In the event of the dissolution or total or partial liquidation of the Company, the moneys, securities, or property (except for any capital stock having general voting powers or convertible into stock having general voting powers) received by the Trustee in respect of the stock deposited under such Trust Agreement shall be distributed among the registered holders of trust certificates in proportion to their interests as shown by the books of the Trustee.

    In the event that any dividends or distribution other than in cash or stock having general voting powers or convertible into stock having general voting powers is received by the Trustee, the Trustee shall distribute the same to the registered holders of voting trust certificates, pursuant to the provisions of paragraph 5.5 of the Trust Agreement. Such distribution shall be made to the certificate holders ratably in accordance with the number of shares represented by their respective voting trust certificates.

    Stock certificates for the number of shares of capital stock then represented by this certificate, or the net proceeds in cash or property of such shares, shall be due and deliverable hereunder upon the termination of such Trust Agreement as provided therein.

    The Voting Trust Agreement shall continue in full force and effect until ______________, 2006 (subject to extension as hereinafter set forth), unless terminated prior thereto, as provided in the agreement. The agreement may be extended for successive ten-year periods, as provided therein.

    This certificate is transferable on the books of the Trustee at the principal offices of the Company by the holder hereof, either in person or by attorney duly authorized, in accordance with the provisions of the Trust Agreement (and subject to the conditions, limitations and restrictions therein set forth) and on surrender of this certificate properly endorsed. Title to this certificate when duly endorsed shall be transferred, to the extent permitted by law and the provisions of the Trust Agreement, be transferable with the same effect as in the case of a negotiable instrument. Subject to the foregoing, each holder hereof agrees that delivery of this certificate, duly endorsed by any holder hereof, shall vest title hereto and all rights hereunder in the transferee but the Trustee may treat the registered holder hereof, or when presented duly endorsed in blank the bearer hereof, as the absolute owner hereof, and of all rights and interests represented hereby, for all purposes whatsoever, and the Trustee shall not be bound or affected by any notice to the contrary, or by any notice of any trust, whether express or implied, or constructive, or of any charge or equity respecting the title or ownership of this certificate, or the shares of stock represented hereby. No delivery of stock certificates hereunder, or the proceeds thereof, shall be made without surrender of this certificate properly endorsed.

    This certificate shall not be valid for any purpose until duly signed by the Trustee.

    The word "Trustee" as used in this certificate means the Original Trustee or any successor Trustee or Trustees at any time acting under such Voting Trust Agreement.

    IN WITNESS WHEREOF, the Trustee has signed this certificate on ______________, 1995.


                                     -----------------------------------------
                                     Daniel L. Simon, Trustee

                                 FORM OF ASSIGNMENT:


    For value received,                      hereby assigns the within
                        --------------------
certificate, and all rights and interests represented thereby, to
                                                                 ---------
                              and appoints
- ------------------------------             -------------------------------
attorney to transfer this certificate on the books of the Trustee mentioned therein, with full power of substitution.

Dated:

      -----------------------
                                                                          (SEAL)
                                                    --------------------
In presence of:

- ------------------------------

- ------------------------------

NOTE:    This signature of this assignment must correspond with the name as written upon the face of this certificate in every particular, without alteration, enlargement, or any change whatever. All endorsements, in the discretion of the Trustee, shall be guaranteed by a bank or trust company satisfactory to the Trustee.